                             UNDERWRITING AGREEMENT

                                     BETWEEN

                          RENAISSANCE ACQUISITION CORP.

                                       AND

                          LADENBURG THALMANN & CO. INC.

                            DATED: ____________, 2007

                          RENAISSANCE ACQUISITION CORP.

                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                              ____________, 2007

Ladenburg Thalmann & Co. Inc.
153 East 53rd Street, 49th Floor
New York, New York 10022

Dear Sirs:

                The undersigned, Renaissance Acquisition Corp., a Delaware corporation ("Company"), hereby confirms its agreement with Ladenburg Thalmann &
Co. Inc. (being referred to herein variously as "you," "Ladenburg" or the
"Representative") and with the other underwriters named on Schedule I hereto for which Ladenburg is acting as Representative (the Representative and the other
Underwriters being collectively called the "Underwriters" or, individually, an
"Underwriter") as follows:

1.      Purchase and Sale of Securities.

        1.1     Firm Securities.

                1.1.1   Purchase of Firm Units. On the basis of the
representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 13,000,000 units
("Firm Units") of the Company, at a purchase price (net of discounts and commissions) of $5.64 per Firm Unit (including discounts and commissions of
$0.081 that will not be paid to the Underwriters unless and until a Business
Combination (as defined below) has been consummated by the Company). The
Underwriters, severally and not jointly, agree that they will not seek payment of the discounts and commissions of $0.081 referred to in the preceding sentence unless and until a Business Combination has been consummated by the Company, and the Company agrees that it shall pay such discounts and commissions only upon consummation of such Business Combination. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule I attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $5.64 per Firm
Unit. The Firm Units are to be offered initially to the public ("Offering") at the offering price of $6.00 per Firm Unit. Each Firm Unit consists of one share of the Company's common stock, par value $.0001 per share ("Common Stock"), and two warrants ("Warrant(s)"). The shares of Common Stock and the Warrants included in the Firm Units will not be separately transferable until 90 days after the effective date ("Effective Date") of the Registration Statement (as defined in Section 2.1.1 hereof) unless Ladenburg informs the Company of its decision to allow earlier separate trading, but in no event will Ladenburg allow separate trading until the preparation of an audited balance sheet of the
Company reflecting receipt by the Company of the proceeds of the Offering and the filing of a Current Report on Form 8-K with the Securities and Exchange
Commission (the "Commission") by the Company which includes such balance sheet.
Each Warrant entitles its holder to exercise it to purchase one share of Common
Stock for $5.00 during the period commencing on the later of the consummation by the Company of its "Business Combination" or one year from the Effective Date and terminating on the four-year anniversary of the Effective Date. "Business
Combination" shall mean any merger, capital stock exchange, asset

                                        1

acquisition or other similar business combination consummated by the Company with an operating business (as described more fully in the Registration
Statement).

                1.1.2   Payment and Delivery. Delivery and payment for the Firm
Units shall be made at 10:00 A.M., New York time, on the third business day following commencement of trading of the Firm Units or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of the
Representative or at such other place as shall be agreed upon by the
Representative and the Company. The hour and date of delivery and payment for the Firm Units are called "Closing Date." Payment for the Firm Units shall be made on the Closing Date at the Representative's election by wire transfer in
Federal (same day) funds or by certified or bank cashier's check(s) in New York
Clearing House funds, payable as follows: $73,673,000 of the proceeds received by the Company for the Firm Units shall be deposited in the trust fund established by the Company for the benefit of the public stockholders as described in the Registration Statement ("Trust Fund") pursuant to the terms of an Investment Management Trust Agreement ("Trust Agreement") and the remaining proceeds shall be paid (subject to Section 3.13 hereof) to the order of the
Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of
The Depository Trust Company ("DTC")) for the account of the Underwriters. The
Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Closing Date. The Company will permit the
Representative to examine and package the Firm Units for delivery at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the
Representative for all the Firm Units.

        1.2     Over-Allotment Option.

                1.2.1   Option Units. For the purposes of covering any
over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option to purchase up to an additional 1,950,000 units from the Company ("Over-allotment
Option"). Such additional 1,950,000 units are hereinafter referred to as "Option
Units." The Firm Units and the Option Units are hereinafter collectively referred to as the "Units," and the Units, the shares of Common Stock and the
Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the "Public
Securities." The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Unit set forth in Section 1.1.1 hereof.

                1.2.2   Exercise of Option. The Over-allotment Option granted
pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option.
The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Option
Units to be purchased and the date and time for delivery of and payment for the
Option Units (the "Option Closing Date"), which will not be later than five full business days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative or at such other place as shall be agreed upon by the Company and the
Representative. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

                1.2.3   Payment and Delivery. Payment for the Option Units shall
be made on the Option Closing Date at the Representative's election by wire transfer in Federal (same day) funds or by certified or bank cashier's check(s)
in New York Clearing House funds, payable as follows: $5.70 per Option Unit shall be deposited in the Trust Fund pursuant to the Trust Agreement upon delivery to you of certificates (in form and substance satisfactory to the
Underwriters) representing the Option Units (or through the facilities of DTC)

                                        2

for the account of the Underwriters. The certificates representing the Option
Units to be delivered will be in such denominations and registered in such names as the Representative requests not less than two full business days prior to the
Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company's transfer agent or correspondent not less than one full business day prior to such Closing Date.

        1.3     Representative's Purchase Option.

                1.3.1   Purchase Option. The Company hereby agrees to issue and
sell to the Representative (and/or its designees) on the Effective Date an option ("Representative's Purchase Option") for the purchase of an aggregate of
650,000 units ("Representative's Units") for an aggregate purchase price of
$100. Each of the Representative's Units is identical to the Firm Units. The
Representative's Purchase Option shall be exercisable, in whole or in part, commencing on the later of the consummation of a Business Combination and one year from the Effective Date and expiring on the five-year anniversary of the
Effective Date at an initial exercise price per Representative's Unit of $7.50
(125% of the initial public offering price of a Unit). The Representative's
Purchase Option, the Representative's Units, the Warrants included in the
Representative's Units ("Representative's Warrants") and the shares of Common
Stock issuable upon exercise of the Representative's Warrants are hereinafter referred to collectively as the "Representative's Securities." The Public
Securities and the Representative's Securities are hereinafter referred to collectively as the "Securities." The Representative understands and agrees that there are significant restrictions against transferring the Representative's
Purchase Option during the first year after the Effective Date, as set forth in
Section 3 of the Representative's Purchase Option.

                1.3.2   Payment and Delivery. Delivery and payment for the
Representative's Purchase Option shall be made on the Closing Date. The Company shall deliver to the Representative, upon payment therefor, certificates for the
Representative's Purchase Option in the name or names and in such authorized denominations as the Representative may request.

2.      Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

        2.1     Filing of Registration Statement.

                2.1.1   Pursuant to the Act. The Company has filed with the
Commission a registration statement and an amendment or amendments thereto, on
Form S-1 (File No. 333-134444), including any related preliminary prospectus
("Preliminary Prospectus"), for the registration of the Public Securities under the Securities Act of 1933, as amended ("Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations ("Regulations") of the
Commission under the Act. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A of the Regulations), is hereinafter called the "Registration Statement," and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus filed with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the "Prospectus." The
Registration Statement has been declared effective by the Commission on the date hereof.

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                2.1.2   Pursuant to the Exchange Act. The Company has filed with
the Commission a Form 8-A (File Number 001-33258) providing for the registration under the Securities Exchange Act of 1934, as amended ("Exchange
Act"), of the Units, the Common Stock and the Warrants. The registration of the
Units, Common Stock and Warrants under the Exchange Act has been declared effective by the Commission on the date hereof.

        2.2     No Stop Orders, Etc. Neither the Commission nor, to the best of the Company's knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any
Preliminary Prospectus or has instituted or, to the best of the Company's knowledge, threatened to institute any proceedings with respect to such an order.

        2.3     Disclosures in Registration Statement.

                2.3.1   10b-5 Representation. At the time the Registration
Statement became effective and at all times subsequent thereto up to the Closing
Date and the Option Closing Date, if any, the Registration Statement and the
Prospectus does and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations;
neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, does or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to
Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section
2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration
Statement or Prospectus or any amendment thereof or supplement thereto.

                2.3.2   Disclosure of Agreements. The agreements and documents
described in the Registration Statement and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement or the
Prospectus or to be filed with the Commission as exhibits to the Registration
Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is material to the Company's business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company's knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company's knowledge, any other party is in breach or default thereunder and, to the best of the Company's knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the best of the Company's knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without

                                        4

limitation, those relating to environmental laws and regulations.

                2.3.3   Prior Securities Transactions. No securities of the
Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the Company's formation, except as disclosed in the
Registration Statement.

                2.3.4   Regulations. The disclosures in the Registration
Statement concerning the effects of Federal, State and local regulation on the
Company's business as currently contemplated are correct in all material respects and do not omit to state a material fact.

        2.4     Changes After Dates in Registration Statement.

                2.4.1   No Material Adverse Change. Since the respective dates
as of which information is given in the Registration Statement and the
Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company, (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement, and
(iii) no member of the Company's management has resigned from any position with the Company.

                2.4.2   Recent Securities Transactions, Etc. Subsequent to the
respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii)
declared or paid any dividend or made any other distribution on or in respect to its equity securities.

        2.5     Independent Accountants. Eisner LLP ("Eisner"), whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Act and the Regulations. Eisner has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section
10A(g) of the Exchange Act.

        2.6     Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus fairly present the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with
United States generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the
Registration Statement present fairly the information required to be stated
therein. The summary financial data included in the Registration Statement and the Prospectus have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement or the
Prospectus. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

        2.7     Authorized Capital; Options; Etc. The Company had at the date or dates indicated in the Prospectus duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus.
Based on the assumptions stated in the Registration Statement and the
Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the
Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock of the
Company or any security convertible into shares of

                                        5

Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

        2.8     Valid Issuance of Securities; Etc.

                2.8.1   Outstanding Securities. All issued and outstanding
securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Common Stock conforms to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or are exempt from such registration requirements.

                2.8.2   Securities Sold Pursuant to this Agreement. The
Securities have been duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement. When issued, the Representative's Purchase Option, the Representative's Warrants and
the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative's Purchase
Option, the Representative's Warrants and the Warrants are enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                2.8.3   Insider Warrants. RAC Partners LLC, an affiliate of the
Company's Chairman and Chief Executive Officer and certain directors of the
Company (the "Insider Purchasers"), have committed to purchase an aggregate of
4,666,667 Warrants ("Insider Warrants" and together with the shares of Common
Stock underlying the Insider Warrants, collectively referred to as the "Insider
Securities") at $0.45 per Warrant (for an aggregate purchase price of
$2,100,000.15) from the Company upon consummation of the Offering. The Insider
Securities have been duly authorized and, when issued and paid for in accordance with the subscription agreements ("Subscription Agreements") and the Insider
Warrants, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Insider Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Insider Securities has been duly and validly taken.

        2.9     Registration Rights of Third Parties. Except as set forth in the
Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the
Company under the Act or to include any such securities in a registration statement to be filed by the Company.

        2.10    Validity and Binding Effect of Agreements. This Agreement, the
Warrant Agreement (as defined in Section 2.21 hereof), the Trust Agreement, the
Services Agreement (as defined in Section 2.29 hereof), the Subscription
Agreements, the Escrow Agreements (as defined in Section 2.22.2 hereof), the

                                        6

Registration Rights Agreement (as defined in Section 2.22.3 hereof) and the
Representative's Purchase Option have been duly and validly authorized by the
Company and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors'
rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii)
that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        2.11    No Conflicts, Etc. The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Representative's
Purchase Option, the Trust Agreement, the Services Agreement, the Subscription
Agreements and the Escrow Agreements, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement referred to in Section 2.24 hereof; (ii) result in any violation of the provisions of the Certificate of Incorporation or the
Bylaws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

        2.12    No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the
Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Certificate of Incorporation or Bylaws or in
violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

        2.13    Corporate Power; Licenses; Consents.

                2.13.1  Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus. The disclosures in the
Registration Statement concerning the effects of federal, state and local regulation on this offering and the Company's business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                2.13.2  Transactions Contemplated Herein. The Company has all
corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the
Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Representative's Purchase Option,
the Trust Agreement and the Escrow Agreements and as contemplated by the
Prospectus, except with respect to applicable federal and state securities laws.

                                        7

        2.14    D&O Questionnaires. To the best of the Company's knowledge, all information contained in the questionnaires ("Questionnaires") completed by each of the Company's stockholders immediately prior to the Offering ("Initial
Stockholders") and provided to the Underwriters as an exhibit to his, her or its
Insider Letter (as defined in Section 2.22.1) is true and correct and the
Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Initial
Stockholder to become inaccurate and incorrect.

        2.15    Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company's knowledge, threatened against, or involving the Company or, to the best of the Company's knowledge, any Initial Stockholder, which has not been disclosed, that is required to be disclosed, in the Registration Statement or the Questionnaires.

        2.16    Good Standing. The Company has been duly organized and is
validly existing as a corporation and is in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company.

        2.17    Stop Orders. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or any part thereof and has not threatened to issue any such order.

        2.18    Transactions Affecting Disclosure to NASD.

                2.18.1  Finder's Fees. Except as described in the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder's, consulting or origination fee by the
Company or any Initial Stockholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company's knowledge, any Initial Stockholder that may affect the Underwriters' compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

                2.18.2  Payments Within Twelve Months. The Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any NASD member or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the Effective Date, other than payments to Ladenburg.

                2.18.3  Use of Proceeds. None of the net proceeds of the
Offering will be paid by the Company to any participating NASD member or its affiliates, except as specifically authorized herein and except as may be paid in connection with a Business Combination as contemplated by the Prospectus.

                2.18.4  Insiders' NASD Affiliation. Based on the Questionnaires,
except as set forth on Schedule 2.18.4, no officer, director or any beneficial owner of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member. The Company will advise the
Representative and its counsel if it learns that any officer, director or beneficial owner of at least 5% of the Company's outstanding Common Stock is or becomes an affiliate or associated person of an NASD member.

        2.19    Foreign Corrupt Practices Act. Neither the Company nor any of
the Initial Stockholders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental

                                        8

agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or
(iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

        2.20.   Officers' Certificate. Any certificate signed by any duly
authorized officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

        2.21    Warrant Agreement. The Company has entered into a warrant
agreement with respect to the Warrants, the Insider Warrants and the
Representative's Warrants with Continental Stock Transfer & Trust Company substantially in the form annexed as Exhibit 4.5 to the Registration Statement
("Warrant Agreement").

        2.22    Agreements With Initial Stockholders.

                2.22.1  Insider Letters. The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification, contribution or noncompete provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) annexed as Exhibits 10.1 through 10.6 and
10.14 to the Registration Statement ("Insider Letters"), pursuant to which each of the Initial Stockholders of the Company agrees to certain matters, including but not limited to, certain matters described as being agreed to by them under the "Proposed Business" section of the Prospectus.

                2.22.2  Escrow Agreements.

                        (i)     The Company and the Initial Stockholders have
entered into an escrow agreement ("Initial Share Escrow Agreement") with
Continental Stock Transfer & Trust Company ("Escrow Agent") substantially in the form annexed as Exhibit 10.8 to the Registration Statement, whereby the Common
Stock owned by the Initial Stockholders will be held in escrow by the Escrow
Agent, until one year after the consummation of a Business Combination. During such escrow period, the Initial Stockholders shall be prohibited from selling or otherwise transferring such shares (except to spouses and children of Initial
Stockholders and trusts established for their benefit and as otherwise set forth in the Escrow Agreement) but will retain the right to vote such shares. To the
Company's knowledge, the Escrow Agreement is enforceable against each of the
Initial Stockholders and will not, with or without the giving of notice or the lapse of time or both, result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, any agreement or instrument to which any of the Initial Stockholders is a party. The Escrow Agreement shall not be amended, modified or otherwise changed without the prior written consent of
Ladenburg, which such consent will not be unreasonably withheld.

                        (ii)    The Company and the Insider Purchaser have
entered into an escrow agreement ("Insider Warrant Escrow Agreement" and together with the Initial Share Escrow Agreement, the "Escrow Agreements") with the Escrow Agent substantially in the form annexed as Exhibit 10.9 to the
Registration Statement, whereby the Insider Warrants owned by the Insider
Purchaser will be held in escrow by

                                        9

the Escrow Agent, until 30 days after the consummation of a Business
Combination. During such escrow period, the Insider Purchaser shall be prohibited from selling or otherwise transferring such Insider Warrants (except for certain exceptions set forth in the Escrow Agreement). To the Company's knowledge, the Escrow Agreement is enforceable against the Insider Purchaser and will not, with or without the giving of notice or the lapse of time or both, result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Insider
Purchaser is a party. The Insider Warrant Escrow Agreement shall not be amended, modified or otherwise changed without the prior written consent of Ladenburg, which such consent will not be unreasonably withheld.

                2.22.3  Registration Rights Agreement. The Company and the
Initial Stockholders have entered into a registration rights agreement
("Registration Rights Agreement") substantially in the form annexed as Exhibit
10.12 to the Registration Statement, whereby the Initial Stockholders will be entitled to certain registration rights as set forth in such Registration Rights
Agreement and described more fully in the Registration Statement.

                2.22.4  Subscription Agreement. The Company has entered into the
Subscription Agreements substantially in the form annexed as Exhibits 10.13,
10.16 and 10.17 to the Registration Statement with the Insider Purchasers to purchase the Insider Warrants. Pursuant to the Subscription Agreements, the
Insider Purchasers have placed the purchase price for the Insider Warrants in escrow prior to the date hereof. Simultaneously with the consummation of the
Offering, such purchase price shall be deposited into the Trust Fund pursuant to the Trust Agreement.

        2.23    Intentionally Omitted.

        2.24    Investment Management Trust Agreement. The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering substantially in the form annexed as Exhibit 10.7 to the Registration Statement.

        2.25    Covenants Not to Compete. No Initial Stockholder, employee, officer or director of the Company is subject to any noncompetition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company.

        2.26    Investment Company Act; Investments. The Company has been
advised concerning the Investment Company Act of 1940, as amended (the
"Investment Company Act"), and the rules and regulations thereunder and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" or a company
"controlled" by an "investment company" within the meaning of the Investment
Company Act and such rules and regulations. The Company is not, nor will the
Company become upon the sale of the Units and the application of the proceeds therefore as described in the Prospectus under the caption "Use of Proceeds", an
"investment company" or a person controlled by an "investment company" within the meaning of the Investment Company Act. No more than 45% of the "value" (as defined in Section 2(a)(41) of the Investment Company Act) of the Company's
total assets (exclusive of cash items and "Government Securities" (as defined in
Section 2(a)(16) of the Investment Company Act) consist of, and no more than 45%
of the Company's net income after taxes is derived from, securities other than the Government Securities.

        2.27    Subsidiaries. The Company does not own an interest in any
corporation, partnership, limited liability company, joint venture, trust or other business entity.

                                       10

        2.28    Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

        2.29    Administrative Services. The Company has entered into an
agreement ("Services Agreement") with BMD Management Company, Inc. ("Affiliate")
substantially in the form annexed as Exhibit 10.10 to the Registration Statement pursuant to which the Affiliate will make available to the Company general and administrative services including office space, utilities and secretarial support for the Company's use for $8,000 per month.

        2.30    Loans. Barry W. Florescue has made a loan to the Company in the aggregate amount of $150,000 (the "Insider Loan") substantially in the form annexed as Exhibit 10.11 to the Registration Statement. The Insider Loan does not bear any interest and is repayable by the Company on the earlier to occur of
(i) April 30, 2007 or (ii) the date on which the Company consummates an initial public offering of its securities.

        2.31    American Stock Exchange Eligibility. As of the Effective Date,
the Public Securities have been approved for listing on the American Stock
Exchange ("AMEX"). There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with (as and when applicable), and immediately following the effectiveness of the Registration Statement the Company will be in compliance with, Part 8 of the American Stock Exchange's Company Guide, as amended.

3.      Covenants of the Company. The Company covenants and agrees as follows:

        3.1     Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the
Registration Statement or Prospectus proposed to be filed after the Effective
Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

        3.2     Federal Securities Laws.

                3.2.1   Compliance. During the time when a Prospectus is
required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the
Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the
Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the
Company will notify the Representative promptly and prepare and file with the
Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

                3.2.2   Filing of Final Prospectus. The Company will file the
Prospectus (in form and substance satisfactory to the Representative) with the
Commission pursuant to the requirements of Rule 424 of the Regulations.

                3.2.3   Exchange Act Registration. The Company will use its best
efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act (except in connection with a going private transaction) for a period of five years from the Effective Date, or until the Company is required to be liquidated if earlier, or, in the case of the Warrants, until the Warrants expire and

                                       11

are no longer exercisable. The Company will not deregister the Units under the
Exchange Act without the prior written consent of Ladenburg, which such consent will not be unreasonably withheld.

                3.2.4   Ineligible Issuer. At the time of filing the
Registration Statement and at the date hereof, the Company was and is an
"ineligible issuer," as defined in Rule 405 under the Securities Act. The
Company has not made and will not make any offer relating to the Public
Securities that would constitute an "issuer free writing prospectus," as defined in Rule 433, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405.

        3.3     Blue Sky Filings. The Company will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration
Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

        3.4     Delivery to Underwriters of Prospectuses. The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of each Preliminary Prospectus and the Prospectus as such Underwriters may reasonably request and, as soon as the
Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

        3.5     Effectiveness and Events Requiring Notice to the Representative.
The Company will use its best efforts to cause the Registration Statement to remain effective and will notify the Representative immediately and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii)
of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, (v) of
the receipt of any comments or request for any additional information from the
Commission, and (vi) of the happening of any event during the period described in Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the
Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

        3.6     Review of Financial Statements. For a period of five years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's Form 10-Q quarterly report and the mailing of quarterly financial information to stockholders.

        3.7     Affiliated Transactions.

                                       12

                3.7.1   Business Combinations. The Company will not consummate a
Business Combination with any entity which is affiliated with any Initial
Stockholder unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company's stockholders from a financial perspective.

                3.7.2   Intentionally Omitted.

                3.7.3   Compensation. Except for payments made pursuant to the
Services Agreement and the repayment of the Insider Loan, the Company shall not pay any Initial Stockholder or any of their affiliates any fees or compensation, prior to, or in connection with, the consummation of a Business Combination;
provided further that the Initial Stockholders shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

        3.8     Secondary Market Trading and Standard & Poor's. If the Company
does not maintain the listing of the Public Securities on the AMEX or another national securities exchange, the Company will apply to be included in Standard
& Poor's Daily News and Corporation Records Corporate Descriptions for a period of five years from the consummation of a Business Combination. Promptly after the consummation of the Offering, the Company shall take such commercially reasonable steps as may be necessary to obtain a secondary market trading exemption for the Company's securities in the State of California. The Company shall also take such other action as may be reasonably requested by the
Representative to obtain a secondary market trading exemption in such other states as may be requested by the Representative.

        3.9     Intentionally Omitted.

        3.10    Intentionally Omitted.

        3.11    Reports to the Representative.

                3.11.1  Periodic Reports, Etc. For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, upon request by the Representative, the Company will furnish to the Representative (Attn: Peter H. Blum) and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative (i) a copy of each periodic report the
Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company, (iii) a copy of each Form 8-K or
Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, (iv)
five copies of each registration statement filed by the Company with the
Commission under the Securities Act and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided, however, that the Company shall not be obligated to deliver any of such information during the 10b5-1 Purchase Period (defined below in Section 3.28) if such information contains material non-public information and the Representative is effecting the purchases contemplated by
Section 3.28 below.

                                       13

                3.11.2  Transfer Sheets. For a period of five years following the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain a transfer and warrant agent acceptable to the Representative ("Transfer Agent") and, upon request by the
Representative, will furnish to the Underwriters at the Company's sole cost and expense such transfer sheets of the Company's securities as the Representative may request, including the daily and monthly consolidated transfer sheets of the
Transfer Agent and DTC. Continental Stock Transfer & Trust Company is acceptable to the Underwriters.

                3.11.3  Intentionally Omitted.

                3.11.4  Intentionally Omitted.

        3.12    Disqualification of Form S-1. Until the earlier of seven years from the date hereof or until the Warrants have expired and are no longer exercisable, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-1 (or other appropriate form) for the registration of the Warrants and the Representative's Warrants under the Act.

        3.13    Payment of Expenses.

                3.13.1  General Expenses Related to the Offering. The Company
hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration
Statement, the Preliminary and Final Prospectuses and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the
Underwriters in quantities as may be required by the Underwriters, (ii) the printing, engraving, issuance and delivery of the Units, the shares of Common
Stock and the Warrants included in the Units and the Representative's Purchase
Option, including any transfer or other taxes payable thereon, (iii) if necessary, the qualification of the Public Securities under state or foreign securities or Blue Sky laws, (iv) filing fees, costs and expenses (including fees and disbursements of the Representative's counsel) incurred in registering the Offering with the NASD, (v) fees and disbursements of the transfer and warrant agent, (vi) the Company's expenses associated with "due diligence"
meetings arranged by the Representative and (vii) all other costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section
3.13.1. The Company also agrees that, if requested by the Representative, it will engage and pay up to $25,000 for an investigative search firm of the
Representative's choice to conduct an investigation of the principals of the
Company as shall be mutually selected by the Representative and the Company. The
Representative may deduct from the net proceeds of the Offering payable to the
Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth in this Agreement to be paid by the Company to the Representative and others. If the Offering contemplated by this Agreement is not consummated for any reason whatsoever then the Company shall reimburse the Underwriters in full for their out of pocket expenses, including, without limitation, its legal fees
(up to a maximum of $100,000) and disbursements and "road show" and due diligence expenses. The Representative shall retain such part of the nonaccountable expense allowance previously paid as shall equal its actual out-of-pocket expenses and refund the balance. If the amount previously paid is insufficient to cover such actual out-of-pocket expenses, subject to the preceding sentences, the Company shall remain liable for and promptly pay any other actual out-of-pocket expenses.

                3.13.2  Nonaccountable Expenses. The Company agrees that, in addition to the expenses payable pursuant to Section 3.13.1, it will pay to the
Representative an additional cash fee equal to 1.5% of the gross proceeds received by the Company from the sale of the Firm Units (of which $75,000 has previously been paid) representing a nonaccountable expense allowance due to the
Representative. The balance owed will be payable only if and when the Company consummates a Business Combination. If a Business Combination

                                       14

is not consummated, the Representative shall not be entitled to any additional fee but will be entitled to retain the $75,000 advance previously paid.

                3.13.3  Deferred Compensation. Upon the consummation of a
Business Combination, the Company shall pay (a) the Underwriters discounts and commissions of $0.081 per Unit sold in the Offering and (b) the balance of the
Representative's nonaccountable expense allowance. These payments shall be made by wire transfer to an account designated by the Representative on the closing date of the Business Combination.

        3.14    Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption "Use Of Proceeds" in the Prospectus.

        3.15    Delivery of Earnings Statements to Security Holders. The Company
will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule
158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

        3.16    Notice to NASD. For a period of ninety days following the
Effective Date, in the event any person or entity (regardless of any NASD affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the
Company will provide the following to the NASD and Ladenburg prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services (which details or agreements may be appropriately redacted to account for privilege or confidentiality concerns); and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an "underwriter and related person" with respect to the Company's initial public offering, as such term is defined in Rule 2710 of the NASD's Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination.

        3.17    Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of Ladenburg)
has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

        3.18    Internal Controls. The Company will maintain a system of
internal accounting controls sufficient to provide reasonable assurances that:
(i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        3.19    Accountants. Until the earlier of five years from the Effective
Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain Eisner or another independent public accountant.

        3.20    Form 8-K. The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date ("Audited Financial Statements")

                                       15

reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the
Company shall immediately file a Current Report on Form 8-K with the Commission, which Report shall contain the Company's Audited Financial Statements.

        3.21    NASD. The Company shall advise the NASD if it is aware that any
5% or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Company's
Public Securities.

        3.22    Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to counsel for the Underwriters.

        3.23    Investment Company. The Company shall cause a portion of the proceeds of the Offering to be deposited and held in the Trust Fund, to be invested only as set forth in the Trust Agreement and as more fully described in the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

        3.24    Intentionally Omitted.

        3.25    Intentionally Omitted.

        3.26    Insider Warrants.

                3.26.1  Insider Warrant Purchase Price. Simultaneously with the consummation of the Offering, the purchase price to be paid for the Insider
Warrants by the Insider Purchasers shall be deposited in the Trust Fund.

                3.26.2  Insider Warrant Exercises. The Company hereby
acknowledges and agrees that, in the event the Company calls the Warrants for redemption pursuant to the Warrant Agreement, the Insider Warrants may be
exercised by the Insider Purchasers or their affiliates by surrendering the
Insider Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Insider Warrants, multiplied by the difference between the
Warrant Price and the "Fair Market Value" (defined below) by (y) the Fair Market
Value. The "Fair Market Value" shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third business day prior to the date on which the notice of redemption is sent to holders of
Warrants.

        3.27    AMEX Maintenance. Until the consummation of a Business
Combination, the Company will use commercially reasonable efforts to maintain the listing by the AMEX of the Securities.

        3.28    10b5-1 Purchase Agreement. Barry W. Florescue, the Company's
Chairman and Chief Executive Officer, has entered into an agreement with
Ladenburg in accordance with Rule 10b5-1 under the Exchange Act, pursuant to which he, or an entity or entities he controls, will place limit orders for $12 million of the Company's common stock commencing ten business days after the
Company files its Current Report on Form 8-K announcing its execution of a definitive agreement for a Business Combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such Business Combination is to be approved (such period being referred to herein as the "10b5-1 Purchase Period"). These purchases will be made in accordance with Rule 10b-18 under the Exchange Act at prices not to exceed the per share amount held in the Trust Fund as reported in such Form 8-K and will be made by Ladenburg, R.M. Stark & Co. or another broker as mutually agreed between
Ladenburg and Mr. Florescue in such amounts and at such times as Ladenburg or such broker may determine. In his sole discretion, Mr. Florescue will make available to Ladenburg monthly statements confirming that Mr. Florescue has sufficient funds to satisfy these transactions.

4.      Conditions of Underwriters' Obligations. The obligations of the several
Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the
Company as of the date hereof and as of each of the Closing Date and the Option
Closing Date, if any, to the accuracy of the statements of officers of the
Company made pursuant to the provisions hereof and to the performance by the
Company of its obligations hereunder and to the following conditions:

                                       16

        4.1     Regulatory Matters.

                4.1.1   Effectiveness of Registration Statement. The
Registration Statement shall have become effective not later than 5:00 P.M., New
York time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option
Closing Date, no stop order suspending the effectiveness of the Registration
Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Graubard Miller, counsel for the
Underwriters ("GM").

                4.1.2   NASD Clearance. By the Effective Date, the
Representative shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters as described in the
Registration Statement.

                4.1.3   No Blue Sky Stop Orders. No order suspending the sale of
the Units in any jurisdiction designated by you pursuant to Section 3.3 hereof shall have been issued on either on the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

        4.2     Company Counsel Matters.

                4.2.1   Effective Date Opinion of Counsel. On the Effective
Date, the Representative shall have received the favorable opinion of Dechert
LLP ("Dechert"), dated the Effective Date, addressed to the Representative and in form and substance satisfactory to GM to the effect that:

                        (i)     The Company has been duly organized and is
validly existing as a corporation and is in good standing under the laws of its state of incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in the State of Florida.

                        (ii)    All issued and outstanding securities of the
Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any stockholder of the Company arising by operation of law or under the Certificate of Incorporation or Bylaws of the
Company. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Act or exempt from such registration requirements. The authorized and, to such counsel's knowledge, outstanding capital stock of the Company is as set forth in the Prospectus.

                        (iii)   The Securities and Insider Securities have been
duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders. The Securities and Insider
Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company arising by operation of law or under the
Certificate of Incorporation or Bylaws of the Company. When issued, the
Representative's Purchase Option, the Representative's Warrants, the Insider
Warrants and the Warrants will constitute valid and binding obligations of the
Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and such
Warrants, the Insider Warrants, the Representative's Purchase Option and the
Representative's Warrants, when issued, in each case, are enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification or contribution provision may be limited under the

                                       17

federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                        (iv)    This Agreement, the Warrant Agreement, the
Services Agreement, the Trust Agreement, the Subscription Agreement, the Escrow
Agreements and the Registration Rights Agreement have each been duly and validly authorized, executed and delivered by the Company and constitute, and the
Representative's Purchase Option has been duly and validly authorized by the
Company and, when executed and delivered, will constitute, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors'
rights generally, (b) as enforceability of any indemnification or contribution provisions may be limited under the federal and state securities laws, and (c)
that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                        (v)     The execution, delivery and performance of this
Agreement, the Warrant Agreement, the Representative's Purchase Option, the
Escrow Agreements, the Trust Agreement, the Subscription Agreement, the Services
Agreement and the Registration Rights Agreement and compliance by the Company with the terms and provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby, and the issuance and sale of the
Securities, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) to such counsel's knowledge, conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the
Company pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument filed as an exhibit to the Registration Statement, (b) result in any violation of the provisions of the Certificate of Incorporation or the Bylaws of the Company, or (c) to such counsel's knowledge, violate any United States statute or any judgment, order or decree, rule or regulation applicable to the Company of any court, United States federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.

                        (vi)    The Registration Statement, the Preliminary
Prospectus and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) each as of their respective dates complies as to form in all material respects with the requirements of the Act and Regulations. The
Securities and all other securities issued or issuable by the Company conform in all material respects to the description thereof contained in the Registration
Statement and the Prospectus. The descriptions in the Registration Statement and in the Prospectus, insofar as such statements constitute a summary of statutes, legal matters, contracts, documents or proceedings referred to therein, fairly present in all material respects the information required to be shown with respect to such statutes, legal matters, contracts, documents and proceedings, and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described in the Registration Statement or the Prospectus or included as exhibits to the
Registration Statement that are not described or included as required.

                        (vii)   The Registration Statement is effective under
the Act. To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act or applicable state securities laws.

                        (viii)  To such counsel's knowledge, there is no action,
suit or proceeding before or by any court of governmental agency or body, domestic or foreign, now pending, or threatened against the Company that is required to be described in the Registration Statement.

                                       18

The opinion of counsel shall further include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, the Underwriters and the independent public accountants of the
Company, at which conferences the contents of the Registration Statement and the
Prospectus contained therein and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the
Registration Statement and the Prospectus contained therein (except as otherwise set forth in this opinion), solely on the basis of the foregoing without independent check and verification, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any amendment or supplement thereto, at the time they were filed pursuant to Rule 424(b) or at the date of such counsel's opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no opinion with respect to the financial information and statistical data and information included in the Registration Statement or the Prospectus).

                4.2.2   Closing Date and Option Closing Date Opinion of Counsel.
On each of the Closing Date and the Option Closing Date, if any, the
Representative shall have received the favorable opinion of Dechert, dated the
Closing Date or the Option Closing Date, as the case may be, addressed to the
Representative and in form and substance reasonably satisfactory to GM, confirming as of the Closing Date and, if applicable, the Option Closing Date, the statements made by Dechert in its opinion delivered on the Effective Date.

                4.2.3   Reliance. In rendering such opinion, such counsel may
rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to GM) of other counsel reasonably acceptable to GM, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the
Underwriters' counsel if requested. The opinion of counsel for the Company and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the
Underwriters in its opinion delivered to the Underwriters.

        4.3     Cold Comfort Letter. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to GM from
Eisner dated, respectively, as of the date of this Agreement and as of the
Closing Date and the Option Closing Date, if any:

                (i)     Confirming that they are an independent registered
public accounting firm with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Prospectus, provided to the
Company any non-audit services, as such term is used in Section 10A(g) of the
Exchange Act;

                (ii)    Stating that in their opinion the financial statements
of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

                                       19

                (iii)   Stating that, on the basis of a reading of the latest
available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, they have been advised by the Company officials that (a) the unaudited financial statements of the Company included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the
Act and the Regulations or are fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the
Registration Statement and (b) at a date not later than five days prior to the
Effective Date, Closing Date or Option Closing Date, as the case may be, there was no change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity of the Company as compared with amounts shown in the November 30, 2006 balance sheet included in the Registration
Statement, other than as set forth in or contemplated by the Registration
Statement, or, if there was any decrease, setting forth the amount of such decrease;

                (iv)    Stating that they have compared specific dollar
amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the
Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

                (v)     Stating that they have not provided the Company's
management with any written communication in accordance with Statement on
Auditing Standards No. 60 "Communication of Internal Control Structure Related
Matters Noted in an Audit;" and

                (vi)    Statements as to such other matters incident to the
transaction contemplated hereby as you may reasonably request.

        4.4     Officers' Certificates.

                4.4.1   Officers' Certificate. At each of the Closing Date and
the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Secretary or Assistant Secretary of the Company (in their capacities as such), dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option
Closing Date, as the case may be, and that the conditions set forth in Section
4.5 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers (in their capacities as such) of the Company as the Representative may reasonably request.

                4.4.2   Secretary's Certificate. At each of the Closing Date and
the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the
Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying (i) that the Bylaws and Certificate of Incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all

                                       20

correspondence between the Company or its counsel and the Commission, (iv) all correspondence between the Company or its counsel and AMEX concerning the listing of the Securities on AMEX and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

        4.5     No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus, (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Initial Stockholder before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus, (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (iv) the Registration Statement
and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration
Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        4.6     Delivery of Agreements.

                4.6.1   Effective Date Deliveries. On the Effective Date, the
Company shall have delivered to the Representative executed copies of the Escrow
Agreements, the Trust Agreement, the Warrant Agreement, the Services Agreement,
the Subscription Agreement and all of the Insider Letters.

                4.6.2   Closing Date Deliveries. On the Closing Date, the
Company shall have delivered to the Representative executed copies of the
Representative's Purchase Option.

        4.7     Opinion of Counsel for the Underwriters. All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to GM and you shall have received from such counsel a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective
Date, the Closing Date and the Option Closing Date, as the case may be, counsel for the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

        4.8     Intentionally Omitted.

        4.9     Insider Securities. On the Closing Date, the Insider Purchaser
shall have purchased the Insider Warrants and the purchase price for such
Insider Warrants shall be deposited into the Trust Fund.

5.      Indemnification.

        5.1     Indemnification of Underwriters.

                5.1.1   General. Subject to the conditions set forth below, the
Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by you that participates in the offer and

                                       21

sale of the Securities (each a "Selected Dealer") and each of their respective directors, officers and employees and each person, if any, who controls any such
Underwriter ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the
Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary
Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the
Representative's Purchase Option; or (iii) any application or other document or written communication (in this Section 5 collectively called "application")
executed by the Company or based upon written information furnished by the
Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq, Amex or any other securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated
therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such
Underwriter expressly for use in any Preliminary Prospectus, the Registration
Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary
Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the
Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the
Company with its obligations under Section 3.4 hereof. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

                5.1.2   Procedure. If any action is brought against an
Underwriter, a Selected Dealer or a controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such
Underwriter or Selected Dealer shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or Selected Dealer, as the case may be) and payment of actual expenses. Such Underwriter, Selected Dealer or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such
Underwriter, Selected Dealer or controlling person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the
Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the
Underwriter, Selected Dealer and/or controlling person shall be borne by the
Company. Notwithstanding anything to the contrary contained herein, if the
Underwriter, Selected Dealer or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

                                       22

        5.2     Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or
any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any
amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any
amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

        5.3     Contribution.

                5.3.1   Contribution Rights. In order to provide for just and
equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii)
contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the
Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the
Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect the relative fault of the Company and the Underwriters in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 5.3.1, no
Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this
Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the
Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

                5.3.2   Contribution Procedure. Within fifteen days after
receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party
("contributing party"),

                                       23

notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the
Exchange Act or otherwise available. The Underwriters' obligations to contribute pursuant to this Section 5.3 are several and not joint.

6.      Default by an Underwriter.

        6.1     Default Not Exceeding 10% of Firm Units or Option Units. If any
Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the over-allotment option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

        6.2     Default Exceeding 10% of Firm Units or Option Units. In the
event that the default addressed in Section 6.1 above relates to more than 10%
of the Firm Units or Option Units, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Units or Option
Units to which such default relates on the terms contained herein. If within one business day after such default relating to more than 10% of the Firm Units or
Option Units you do not arrange for the purchase of such Firm Units or Option
Units, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to you to purchase said Firm Units or Option Units on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Units or Option
Units to which a default relates as provided in this Section 6, this Agreement will be terminated without liability on the part of the Company (except as provided in Sections 3.13 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the
Firm Units; and provided further that nothing herein shall relieve a defaulting
Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

        6.3     Postponement of Closing Date. In the event that the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing
Date or Option Closing Date for a reasonable period, but not in any event exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The term
"Underwriter" as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7.      Intentionally Omitted.

                                       24

8.      Additional Covenants.

        8.1     Intentionally Omitted.

        8.2     Additional Shares or Options. The Company hereby agrees that until the consummation of a Business Combination, it shall not issue any shares of Common Stock or any options or other securities convertible into Common
Stock, or any shares of Preferred Stock which participate in any manner in the
Trust Fund or which vote as a class with the Common Stock on a Business
Combination.

        8.3     Trust Fund Waiver Acknowledgment.

                (a)     Underwriters/Representative. Except with respect to the
underwriting discounts and commissions and all but $75,000 of the nonaccountable expense allowance due to the Underwriters only upon successful consummation of a
Business Combination, each of the Underwriters and the Representative hereby agree that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund ("Claim") and waive any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

                (b)     Target Businesses and Vendors. The Company hereby agrees
that it will not commence its due diligence investigation of any operating business which the Company seeks to acquire (each a "Target Business") or obtain the services of any vendor unless and until such Target Business or vendor acknowledges in writing, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus and understands that the Company has established the Trust Fund for the benefit of the public stockholders and that the Company may disburse monies from the Trust Fund only (i) to the public stockholders in the event they elect to convert their IPO Shares (as defined below in Section 8.8), (ii) to the public stockholders upon the liquidation of the Company if the Company fails to consummate a Business Combination or (iii) to the Company after, or concurrently with, the consummation of a Business Combination and (b) for and in consideration of the Company (1) agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it or (2) agreeing to engage the services of the vendor, as the case may be, such Target Business or vendor agrees that it does not have any Claim of any kind in or to any monies in the Trust Fund and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

        8.4     Insider Letters. The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters and will not allow any amendments to, or waivers of, such Insider Letters without the prior written consent of Ladenburg.

        8.5     Certificate of Incorporation and Bylaws. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Certificate of Incorporation or Bylaws. Prior to the
consummation of a Business Combination, the Company will not amend its
Certificate of Incorporation without the prior written consent of Ladenburg.

        8.6     Blue Sky Requirements. The Company shall provide counsel to the
Representative with ten copies of all proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. In addition, the Company shall furnish any other state in which its initial public offering was registered, such information as may be requested by such state.

        8.7     Intentionally Omitted.

                                       25

        8.8     Acquisition/Liquidation Procedure. The Company agrees: (i) that, prior to the consummation of any Business Combination, it will submit such transaction to the Company's stockholders for their approval ("Business
Combination Vote") even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii)
that, in the event that the Company does not effect a Business Combination within 24 months from the Effective Date, the Company will be liquidated and will distribute to all holders of IPO Shares (defined below) an aggregate sum equal to the Company's "Liquidation Value." The Company's "Liquidation Value"
shall mean the Company's book value, as determined by the Company. In no event, however, will the Company's Liquidation Value be less than the Trust Fund, inclusive of any net interest income thereon. Only holders of IPO Shares shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company. With respect to the Business Combination Vote, the Company shall cause all of the Initial Stockholders to vote the shares of Common Stock owned by them immediately prior to this Offering in accordance with the vote of the holders of a majority of the IPO Shares present, in person or by proxy, at a meeting of the Company's stockholders called for such purpose. At the time the
Company seeks approval of any potential Business Combination, the Company will offer each holder of Common Stock issued in this Offering ("IPO Shares") the right to convert their IPO Shares at a per share price ("Conversion Price")
equal to the amount in the Trust Fund (inclusive of any interest income therein)
calculated as of two business days prior to the consummation of the proposed
Business Combination divided by the total number of IPO Shares. If a majority of the holders of IPO Shares present and entitled to vote on the Business
Combination vote in favor of such Business Combination and holders of less than
20% in interest of the Company's IPO Shares elect to convert their IPO Shares, the Company may, but will not be required to, proceed with such Business
Combination. If the Company elects to so proceed, it will convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion and who voted against the Business Combination. If holders of 20% or more in interest of the IPO Shares, who vote against approval of any potential Business Combination, elect to convert their IPO Shares, the
Company will not proceed with such Business Combination and will not convert such shares. The provisions of this Section 8.8 may not be modified, amended or deleted under any circumstances.

        8.9     Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including but not limited to using its best efforts to prevent any of the Company's outstanding securities from being deemed to be a "penny stock" as defined in Rule 3a-51-1 under the Exchange
Act during such period.

        8.10    Affiliated Transactions. The Company shall cause each of the
Initial Stockholders to agree that, in order to minimize potential conflicts of interest which may arise from multiple affiliations, the Initial Stockholders will present to the Company for its consideration, prior to presentation to any other person or company, any business opportunity which may reasonably be required to be presented to the Company under Delaware law, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the Initial Stockholders cease to be an officer or director of the Company, subject to any pre-existing fiduciary or contractual obligations the Initial Stockholders might have.

        8.11    Target Net Assets. The Company agrees that the initial Target
Business that it acquires must have a fair market value equal to at least 80% of the Company's net assets (all of the Company's assets, including the funds held in the Trust Fund, less the Company's liabilities) at the time of such acquisition. The fair market value of such business must be determined by the
Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the target business has a fair market value of at least 80% of the Company's net assets at the time of such acquisition, the
Company will obtain an opinion from an unaffiliated, independent investment banking firm

                                       26

which is a member of the NASD reasonably acceptable to Ladenburg with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value if the
Company's Board of Directors independently determines that the Target Business does have sufficient fair market value.

9.      Representations and Agreements to Survive Delivery. Except as the
context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this
Agreement or the issuance and delivery of the Securities to the several
Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the
Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

10.     Effective Date of This Agreement and Termination Thereof.

        10.1    Effective Date. This Agreement shall become effective on the
Effective Date at the time the Registration Statement is declared effective by the Commission.

        10.2    Termination. You shall have the right to terminate this
Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange or on the NASD OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the NASD OTC Bulletin Board or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or
(iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi)
if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Units, or (vii) if any of the
Company's representations, warranties or covenants hereunder are breached, or
(viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions, including without limitation as a result of terrorist activities after the date hereof, as in the
Representative's judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the
Underwriters for the sale of the Securities.

        10.3    Expenses. In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3.13 hereof.

        10.4    Indemnification. Notwithstanding any contrary provision
contained in this Agreement, any election hereunder or any termination of this
Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

                                       27

11.     Miscellaneous.

        11.1    Notices. All communications hereunder, except as herein
otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed and shall be deemed given when so delivered or telecopied and confirmed or if mailed, two days after such mailing

If to the Representative:

                Ladenburg Thalmann & Co. Inc.
                153 East 53rd Street, 49th Floor
                New York, New York 10022
                Attn: Peter H. Blum

     Copy to:

                Graubard Miller
                The Chrysler Building
                405 Lexington Avenue
                New York, New York 10174
                Attn: David Alan Miller, Esq.

If to the Company:

                Renaissance Acquisition Corp.
                50 E. Sample Road, Suite 400
                Pompano Beach, Florida 33064
                Attn: Barry Florescue, Chairman and Chief Executive Officer

     Copy to:

                Dechert LLP
                30 Rockefeller Plaza
                23rd Floor
                New York, New York 10112-2200
                Attn: Gerald Adler, Esq.

        11.2    Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

        11.3    Amendment. Except for Section 8.8 (which may not be amended under any circumstances), this Agreement may only be amended by a written instrument executed by each of the parties hereto.

        11.4    Entire Agreement. This Agreement (together with the other
agreements and documents being delivered pursuant to or in connection with this
Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

        11.5    Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

                                       28

        11.6    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern
District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section
11.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

        11.7    Execution in Counterparts. This Agreement may be executed in one or more original or facsimile counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

        11.8    Waiver, Etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement.
No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

        11.9    No Fiduciary Duty. The Company acknowledges and agrees that neither the Representative, the Underwriters nor the controlling persons of any of them shall have any fiduciary or advisory duty to the Company or any of its controlling persons arising out of, or in connection with, this Agreement or the offer and sale of the Securities.

                                       29

                If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                        Very truly yours,

                                        RENAISSANCE ACQUISITION CORP.

                                        By: ____________________________________
                                             Name:
                                             Title:

Accepted on the date first
above written.

LADENBURG THALMANN & CO. INC.

By: ______________________________
    Name:
    Title:

                                       30

                                   SCHEDULE I

                          RENAISSANCE ACQUISITION CORP.

                                13,000,000 UNITS

                                                  Number of Firm Units
                  Underwriter                       to be Purchased

Ladenburg Thalmann & Co. Inc.

EarlyBirdCapital, Inc.